News Release

Tutor Perini Announces Convertible Notes Offering

LOS ANGELES – (BUSINESS WIRE) – June 8, 2016 – Tutor Perini Corporation (NYSE: TPC), a leading civil and building construction company, today announced it is offering $125 million  in  aggregate  principal  amount  of  Convertible  Senior Notes  due 2021  (the  “convertible notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The convertible notes will be convertible into cash, shares of Tutor Perini common stock or a combination thereof, at the Company’s election. The Company expects to grant an option to the initial purchasers  for up  to  an additional $18.75  million  in aggregate  principal  amount  of  convertible notes. The convertible notes will bear cash interest, payable semi-annually on June 15 and December 15, beginning on December  15, 2016.

The Company intends to use the proceeds from this offering to repay a portion of the borrowings outstanding under its term loan and revolving credit facility, to pay fees and expenses related to the offering and for general corporate purposes. The offering of the convertible notes is subject to market conditions.

In connection with the convertible notes offering, on June 8, 2016, the Company entered into a consent and second amendment to its credit facility which, among other things, amends certain covenants to permit the performance of the Company’s obligations under the convertible notes.

This press release shall not constitute an offer to sell or the  solicitation  of an offer to buy, nor  shall  there  be  any  sale  of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification  under  the  securities  laws of any  such  state  or jurisdiction. The  convertible notes  will be offered  to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The convertible notes and the shares of common stock issuable  upon  conversion  of  the  convertible  notes,  if any,  will  not be registered under the Securities Act or any state securities  laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil and building construction company offering diversified general contracting and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including excavation, concrete forming and placement, steel erection, electrical and mechanical services, plumbing and HVAC. We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private clients throughout the world.

Note Regarding Forward-Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s intentions, expectations or beliefs regarding the convertible notes offering. The Company’s current expectations and beliefs are expressed in good faith and the Company believes there is a reasonable basis for them. There can be no assurance, however, that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results to be materially different from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Contact:

Tutor Perini Corporation

Jorge Casado, 818-362-8391

Vice President, Investor Relations & Corporate Communications

www.tutorperini.com